UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2018

PHI GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	002-78335-NY	90-0114535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5348 Vegas Drive # 237 Las Vegas, NV	89108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-475-5430

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.

On August 6, 2018, PHI Group, Inc. (the “Company”), entered into a Business Cooperation Agreement (the “Agreement”) to exchange a certain amount of Preferred Stock of the Company for fifty-one percent interest in Vinafilms JSC, a Vietnamese joint stock company.

The Company will use its newly incorporated subsidiary American Pacific Plastics, Inc., a Wyoming company, to serve as the holding company for acquisition of the fifty-one percent interest in Vinafilms JSC and intends to file a registration statement with the Securities and Exchange Commission for American Pacific Plastics, Inc. to become a fully reporting publicly traded company in the near future.

The foregoing description of the Business Cooperation Agreement dated August 6, 2018 between PHI Group, Inc., Vinafilms JSC and its majority shareholders is qualified in its entirety by reference to the full text of said Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On August 6, 2018, PHI Group, Inc. (the “Company”), signed an agreement to terminate the Business Cooperation Agreement that was entered into on July 23, 2018 with Saigon Plastic Packaging Joint Stock Company, due to certain administrative reasons.

The foregoing description of the Agreement for Termination of Business Cooperation Agreement dated August 6, 2018 between PHI Group, Inc. and Saigon Plastic Packaging Joint Stock is qualified in its entirety by reference to the full text of said Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

10.1	Business Cooperation Agreement by and among PHI Group, Inc., Vinafilms JSC and its majority shareholders dated August 6, 2018

10.2	Termination of Business Cooperation Agreement dated August 6, 2018 between PHI Group, Inc. and Saigon Plastic Packaging Joint Stock.

99.1	Press release dated August 6, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 10, 2018

PHI GROUP, INC.
(Registrant)

By:	/s/ Henry D. Fahman
Henry D. Fahman
Chairman and CEO